Exhibit 99.(e)(1)

Policy Number: ________________________	Protective Life Insurance Company [P.O. Box 830619] [Birmingham, AL 35283-0619]

INDIVIDUAL LIFE INSURANCE APPLICATION (PART I)

1.	Proposed Insured
a. Title
b. First Name
c. Middle Initial
d. Last Name
e. Suffix
f. Gender
g. Birthdate
h. Birth State
i. Birth Country
j. Marital Status
k. Phone Number(s)
l. Driver’s License Number and State
m. Social Security or Tax ID Number
n. Email Address
o. Residential Address
p. Length of Time at Residence

2.	Employment Information
a. Employer’s Name
b. Employer’s Address
c. Number of Years Employed
d. Annual Income
e. Net Worth

3.	a) Owner (If other than Proposed Insured)
1. Name
2. Date of Trust
3. Birthdate
4. Relationship to Proposed Insured
5. Social Security or Tax ID Number
6. Email Address
7. Residential Address

b) Joint Owner (If applicable)
1. Name
2. Date of Trust
3. Birthdate
4. Relationship to Proposed Insured
5. Social Security or Tax ID Number
6. Email Address
7. Residential Address

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4.	Beneficiary Designations – If multiple beneficiaries are named, shares will be divided equally among the surviving beneficiaries, unless otherwise specified.

a) [ Primary Beneficiary(ies):
1. Name
2. Address
3. Phone Number
4. Birthdate
5. Social Security Number
6. Relationship to Insured
7. Percentage ]
b) [ Contingent Beneficiary(ies):
1. Name
2. Address
3. Phone Number
4. Birthdate
5. Social Security Number
6. Relationship to Insured
7. Percentage ]

5.	Plan of Insurance
a. Product Name:
b. Face Amount:
c. If Term or Alternative to Term, Indicate Years:
d. Underwriting Class Quoted: (Protective will issue the best underwriting class.)
	e. If Applicable, Death Benefit:	[ Level / Increasing ]
	f. Section 1035:	[ Yes / No ]
	g. 1035 Loan Transfer :	[ Yes / No ]
	h. If Applicable, Death Benefit Compliance Test:	[ Cash Value Accumulation Test / Guideline Premium Test ]
	i. Is Proposed Insured Requesting Additional Benefits, Riders, or Child Coverage?	[ Yes / No ]
j. Premium Payment Mode and Amount:
(Cash payment with application, Annual, Quarterly, Semi-Annual Payments; or Monthly Pre-Authorized Withdrawal)

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6.	Regarding the Proposed Insured:
	a) Should this application be considered a potential replacement or modification of any existing life insurance or annuity?	[ Yes / No ]
b) List all life insurance information for any policy(ies) in force on your life, whether owned by you or not. If None, insert None.
1. [ Company:
2. Policy Number:
	3. Replace:	[ Yes / No ]
4. Amount:
5. Insurance Type:
6. Issue Date: ]

Remarks and Explanations to any Yes answers.

DECLARATIONS

I have read or have had read to me the completed Application before signing below. I represent that all statements and answers made in all parts of this application are full, complete and true, to the best of my knowledge and belief and I have not withheld any material information that may influence the assessment or acceptance of this application. I agree to inform Protective Life Insurance Company of any material changes before the insurance goes into effect. It is agreed that:

1.	All such statements and answers shall be the basis of any insurance issued, and my (our) answers are material to the decision as to whether the risk is accepted by Protective Life.

2.	No representative or medical examiner can make, alter or discharge any contract, accept risks, or waive Protective Life’s rights or requirements.

3.	Acceptance of a policy by the Owner shall constitute ratification of any changes made by the Company. In those states where it is required, changes as to plan, amount, age at issue, classification or benefits will be made only with the Owner’s written consent.

4.	No insurance shall take effect unless: (1) a policy is delivered to the Owner; (2) the full first premium is paid while the proposed insured(s) is (are) alive; and (3) there has been no change in health and insurability from that described in this application. However, if the premium is paid as set forth in the Conditional Receipt Agreement, if any, and the Conditional Receipt Agreement is delivered to the Owner, the terms of the Conditional Receipt Agreement shall apply. No representative or medical examiner has any authority to waive or to alter these terms and conditions or to bind coverage under any other circumstances.

5.	I have reviewed the Conditional Receipt Agreement, if any, and understand and agree that it provides a limited amount of life insurance for a limited period of time, and that such coverage is subject to the terms and conditions set forth in the Conditional Receipt Agreement.

6.	The representative taking this application, if any, has made no statement or representation different from, contrary to or in addition to these Declarations and the terms and conditions of the attached Conditional Receipt Agreement.

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IMPORTANT INFORMATION ABOUT IDENTIFICATION VERIFICATION

To help the government fight the funding of terrorism and money laundering activities, Federal Law requires all financial institutions to obtain, verify, and record information of its customers. We may ask for information or identifying documents that will allow us to verify the identity of our customers.

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
Signatures:

Proposed Insured Signature

Proposed Insured City	State	Date

Owner Signature (If Owner is other than the Proposed Insured)

Owner City	State	Date

Joint Owner Signature (If applicable)

Joint Owner City	State	Date

Legal Guardian Signature (If applicable)

Legal Guardian City	State	Date

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AGENT / BROKER ATTESTATION:

Will this policy replace or change any existing life insurance policy(ies) or annuity(ies)? [ Yes / No ]

What is your relationship to the Proposed Insured? _______________________________________________________________

I hereby certify that my electronic approval was provided and serves as my signature for legal and regulatory purposes for this application.

Electronic Signature of _____________________________________________________________________________________

Agent Full Name

Was obtained on __________________________________________________________________________________________

Signature Timestamp

________________________________________________________________________________________________________

Agent Number

________________________________________________________________________________________________________

Agent Phone Number

________________________________________________________________________________________________________

Broker Dealer or Broker General Agent (If applicable)

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